UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 14, 2023

 NRX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38302	82-2844431
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 Orange Street, Suite 600 Wilmington, Delaware	19801
(Address of principal executive offices)	(Zip Code)

(484) 254-6134

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NRXP	The Nasdaq Stock Market LLC
Warrants to purchase one share of Common Stock	NRXPW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 14, 2023, NRX Pharmaceuticals, Inc. (the “Company”), entered into an At The Market Offering Agreement (the “Sales Agreement”) with H.C. Wainwright & Co., LLC (“Wainwright”), as sales agent, pursuant to which the Company may offer and sell, from time to time through Wainwright, shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), having an aggregate offering price of up to $2,000,000 (the “Shares”).

Upon delivery of an issuance notice and subject to the terms and conditions of the Sales Agreement, Wainwright may sell the Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Company is not obligated to make any sales of the Shares under the Sales Agreement. The offering pursuant to the Sales Agreement will terminate upon the earlier of (i) the issuance and sale of all the sale of the Shares reaching an aggregate offering amount equal to $2,000,000, or (ii) the termination of the Sales Agreement as permitted therein.

The offer and sale of the Shares will be made pursuant to a shelf registration statement on Form S-3 (File No. 333-253835) originally filed by the Company with the Securities and Exchange Commission (the “SEC”) on June 9, 2022 and declared effective by the SEC on June 21, 2022, as supplemented by a prospectus supplement dated August 14, 2023 and the accompanying base prospectus dated June 21, 2022, relating to the at the market offering filed with the SEC pursuant to Rule 424(b) under the Securities Act.

Pursuant to the Sales Agreement, Wainwright may sell the Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 of the Securities Act, including sales made by means of ordinary brokers’ transactions, including on the Nasdaq Global Market, at market prices or as otherwise agreed with Wainwright. Wainwright will use commercially reasonable efforts consistent with its normal trading and sales practices to sell the Shares from time to time, based upon instructions from the Company, including any price or size limits or other customary parameters or conditions the Company may impose.

The Company will pay Wainwright a commission rate of up to 3.0% of the aggregate gross proceeds from each sale of Shares and has agreed to provide Wainwright with customary indemnification and contribution rights. The Company will also reimburse Wainwright for certain specified expenses in connection with entering into the Sales Agreement. The Sales Agreement contains customary representations and warranties and conditions to the sale of the Shares pursuant thereto.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the opinion of the Company’s counsel relating to the validity of the Shares that may be sold pursuant to the Sales Agreement is filed herewith as Exhibit 5.1.

This Current Report on Form 8-K, including the exhibits filed herewith, shall not constitute an offer to sell or the solicitation of an offer to buy the Shares or any other securities of the Company, nor shall there be any offer, solicitation, or sale of the Shares or any other securities of the Company in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	At The Market Offering Agreement, dated August 14, 2023, by and between the Company and H.C. Wainwright & Co., LLC
5.1	Opinion of Haynes and Boone, LLP
23.1	Consent of Haynes and Boone, LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRX Pharmaceuticals, Inc.

Date: August 14, 2023	/s/ Stephen Willard
Stephen Willard
Acting General Counsel

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